                                                                    Exhibit 10.2

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the _____ day of _________, 1998, by and between WILL K. WEINSTEIN, a resident of the State of _________ ("Executive"), and JW GENESIS FINANCIAL, CORP., a Florida corporation (the "Company").

1. DUTIES AND EXTENT OF SERVICES
   -----------------------------

     1.1  Position and Duties. The Company hereby enters into this Agreement to
          -------------------
evidence and provide for the employment of Executive as Vice-Chairman of the Company. Consistent with the policies, guidelines, and directives established or promulgated by the Board of Directors of the Company (the "Board"), Executive shall use his best efforts, in the course of his business and personal activities, as opportunities are presented to Executive, (a) to promote the interests of the Company and its subsidiaries and affiliates, (b) to convey information regarding the Company and its subsidiaries and affiliates to potential customers and clients, and (c) to facilitate contacts and communications between the Company and its subsidiaries and affiliates and potential clients and customers. In connection with, but without limiting the foregoing, Executive shall provide to the Company periodic written or oral reports of his activities with respect to the foregoing duties. Executive shall only be required to report directly to the Chief Executive Officer of the Company. Executive agrees to serve, without additional compensation, in a similar executive capacity with subsidiaries of the Company.

     1.2  Extent of Services. Executive agrees to devote such reasonable amount
          ------------------
of time to the promotion of the Company's interests as Executive deems is necessary to discharge his duties in good faith, with the understanding that Executive shall not be required to work full time or keep regular or specified office hours or provide his services at a particular location. During the term of this Agreement, Executive will not engage in activities competitive with the Company except that it is understood and agreed that Executive may engage in the operation of one or more investment partnerships and engage in money management and investment advisory and similar activities for his own account or for the account of others and the Company shall have no interest in the profits or revenues generated by such activities. If Executive is required to utilize a competing business to satisfy his fiduciary obligations to clients, such actions will not be deemed to be in conflict with his obligations to the Company hereunder.

2.   TERM
     ----

     The term of this Agreement (the "Term") shall commence on ___________, 1998 and shall continue to December 31, 2001. This Agreement may be earlier terminated only in accordance with Section 7 hereof.

3.   COMPENSATION
     ------------

     3.1  Incentive Compensation. The Company shall pay Executive incentive
          ----------------------
compensation pursuant to the gross income received by the Company from the activities and in the percentages set forth on Exhibit A.

     3.2  Expense Allowance. Executive will receive an annual accountable
          -----------------
allowance for expenses incurred in connection with furthance of the business of the Company in the amount of $450,000. Such allowance will be reimbursed to Executive on a monthly basis upon receipt from Executive of documentation, which satisfies the substantiation requirements for deductions as promulgated by the Internal Revenue Service from time to time, of the incurrence of such expenses; any amount actually incurred that does not satisfy such deduction requirements will be reimbursed subject to applicable income tax withholding requirements.


     3.3  Restricted Stock Incentive Plan. Upon the adoption of a Restricted
          -------------------------------
Stock Incentive Plan by the Company (the "Restricted Stock Plan"), which may be adopted as part of an Incentive Bonus Plan of the Company, twenty-five percent (25%) of Executive's annual incentive compensation payable thereafter, at the option of Executive, will be paid in the form of restricted shares of Company common stock. The shares of restricted stock will be awarded at eighty percent (80%) of the average closing price of the common stock for the last ten consecutive trading days in the calendar year to which the bonus relates and shall vest (in the sense that restrictions and risks of forfeiture with respect thereto shall lapse) 50% on each of the first and second anniversary of the award. Executive may elect to exchange up to one-third of the restricted stock awarded under the Restricted Stock Plan for a non-qualified stock option to purchase three shares for each share of restricted stock awarded, at an exercise price per share equal to the average closing price of the common stock for the last ten consecutive trading days in the calendar year to which the bonus relates. Any such non-qualified stock option shall vest and be exercisable as to one-third of the total number of shares on each of the first three anniversaries of the grant date thereof, which shall be the same date on which the exchange of the shares of restricted stock was made, and will have a ten-year term, with provisions for accelerated vesting upon a change of control (as defined in Section 7.5), death, disability, or retirement. Attached on Exhibit B is a schedule detailing Executive's and Company's agreements regarding the assignment to Executive over time of portions of the life insurance policies insuring Executive's life referenced thereon and owned by the Company or its subsidiary.

4.   BENEFITS
     --------

     During Executive's employment hereunder, the Company shall provide disability insurance coverage and other insurance coverages and other benefits for Executive and his dependents on such terms as the Company normally provides such benefits for its executive officers, and amounts received from such benefits will be in addition to compensation set forth in Section 3 of this Agreement and the special insurance arrangements referred to in Section 3.3.

5.   CONFIDENTIAL INFORMATION
     ------------------------

     Executive agrees that he will hold in a fiduciary capacity, for the benefit of the Company, all secret or confidential information, knowledge, or data of the Company ("Confidential Information") obtained by him during his employment by the Company, and will not disclose such information to any person other than in the course of performing his duties hereunder or as may be required by law or by order of a court or other regulatory authority of competent jurisdiction, unless the Company shall consent in writing thereto. For the purposes of this Agreement, Confidential Information does not include information of which Executive had knowledge prior to the date of this Agreement. Additionally, Executive agrees that, after termination of his employment under this Agreement, he will not disclose, at any time, to any person, any Confidential Information constituting a trade secret under applicable law and, for period of one (1) year after termination of employment under this Agreement for cause, Executive will not disclose Confidential Information to any person whether or not such information constitutes a trade secret under applicable law. For the purposes of this Section 5, information that is or becomes a part of the public domain (other than as a result of Executive's breach) shall not be deemed Confidential Information.

6.   NO RECRUITMENT
     --------------

     During Executive's employment hereunder and for one (1) year after the termination of Executive's employment hereunder for cause (or for such time as Executive is receiving by agreement severance pay from the Company for termination other than for cause), Executive will not, directly or indirectly,
(a) induce or conspire with, or attempt to induce or conspire with, any of the officers or employees or registered representatives of the Company or any of its subsidiaries or affiliates to terminate their employment or relationship with or compete against the Company or any of its subsidiaries or affiliates, or any of the clients or customers of any such entity to terminate their relationship with any such entity, or (b) divert or attempt to divert any or all of such clients' or customers' business with the Company or any of its subsidiaries or affiliates from any such entity, unless the Company shall consent in writing thereto.

7.   TERMINATION OF EMPLOYMENT
     -------------------------

     7.1   By Company. Executive's employment under this Agreement may be
           ----------
terminated by the Company at any time for cause. For the purposes of this
Section 7.1, "cause" shall mean: (a) the conviction of Executive for an act or acts of dishonesty by Executive that constitutes a felony under applicable law and that subjects the Company to substantial loss or detriment, as determined by a majority of the members of the Board; (b) the imposition of disciplinary action against Executive, pursuant to a final non-appealable action, by a regulatory body having disciplinary authority over members of Executive's profession, which disciplinary action prevents Executive from performing his duties hereunder for a period of not less than thirty-one (31) consecutive days and is determined by a majority of the members of the Board to have caused substantial loss or detriment to the Company; or (c) Executive's deliberate and intentional disregard of lawful instructions from the Board that are consistent with the limited scope of duties and services set forth in Sections 1.1 and 1.2, which disregard has caused (or if continued, will cause) manifest and material loss or detriment to the Company as determined by the affirmative vote of 75% of the non-employee members of the Board; provided, however, that Executive shall have received written notice of alleged disregard from the Board and shall have failed within thirty (30) days after the receipt of such notice to cure and correct such disregard (or to begin in good faith to effect such cure and correction if such cannot be practically completed within such 30-day period).

     If Executive's employment is terminated under this Section 7.1, the Company shall have no further obligation to Executive hereunder except to pay or reimburse to him, in cash or the effective date of such termination or as soon thereafter as possible, any amount accrued but unpaid hereunder as of the termination date and, thereafter, any amount that otherwise would become payable pursuant to Section 3.1 (as a result of transactions in process as of the date of termination) if there has been no termination and any amounts reimbursable under Section 3.2 for expenses incurred prior to termination; and to permit Executive to exercise (within the 30-day period thereafter) the stock option described in Section 3.3 with respect to the number of shares for which the option has vested as of such termination date, and except that the rights of Executive (and the obligation of the Company) under Section 8 shall continue without regard to such termination. If Executive's employment is terminated by the Company for cause, as provided above, this Agreement shall terminate and neither party shall have any further obligation to the other, except as provided above, and except for Executive's agreements contained in Section 5 and 6.

     7.2  By Death. If Executive dies, this Agreement shall terminate on the
          --------
date of Executive's death. In such event, the Company shall pay promptly to Executive's designated beneficiary or, if no designated beneficiary, to Executive's estate, any compensation or other amount earned or accrued as of the date of Executive's death but not yet paid and any other payments to which Executive is entitled pursuant to Section 3.1 hereof (as a result of transactions in process as of the date of Executive's death) and Section 4 and any amounts reimbursable under Section 3.2 for expenses incurred prior to Executive's death, and permit Executive's estate or legal representative to exercise (during the one-year period thereafter) any outstanding stock option with respect to the number of shares for which the option has vested and has not expired as of such date.

     7.3  By Disability. If Executive becomes unable to perform his normal
          -------------
duties hereunder as a result of his incapacity due to physical or mental illness for a period of at least one hundred twenty (120) consecutive days, the Company shall have the option to terminate this Agreement upon the expiration of such period (the "Disability Date"). In such an event, the Company shall pay or reimburse to Executive (within thirty (30) days thereof) all amounts accrued but unpaid as of the Disability Date and, thereafter, any amount that otherwise would become payable pursuant to Section 3.1 (as a result of transactions in process as of the Disability Date) if there had been no termination and any amounts reimbursable under Section 3.2 for expenses incurred prior to termination; Executive shall continue to vest in, and remain entitled to exercise, any outstanding stock option in the manner and at the times otherwise set forth therein; and the right of Executive (and the obligations of the Company) with respect to the agreements set forth on Exhibit B shall continue without regard to such termination.

     7.5  By Discharge. If Executive's employment under the terms of this
          ------------
Agreement is terminated by the Company for any reason other than cause, death, or disability (in any such case a "Discharge"), then (a) the Company shall pay to Executive, on the date of Discharge, the amount of any accrued but unpaid Incentive Compensation and any other amount that otherwise would become payable pursuant to Section 3.1 (as a result of transactions in process as of the Disability Date) if there had been no Discharge and any amounts reimbursable under Section 3.2 for expenses incurred prior to Discharge; (b) a lump sum amount (less any applicable withholding taxes) without the requirement for documentation, accounting, or other justification, equal to the expense allowance under Section 3.2 that would otherwise be payable through December 31, 2001, absent the Discharge; and (c) Executive shall immediately become fully vested in, and be entitled to exercise for a period of 90 days after the date of Discharge, all outstanding stock options not previously vested or exercised. Such payment shall be in addition to other payments, if any, to which Executive is entitled pursuant to Section 4 hereof, and the rights of Executive (and the obligations of the Company) under
Section 8 and set forth on Exhibit B shall continue without regard to such Discharge. No Discharge shall be permitted pursuant to this Section 7.4 unless approved by a majority of the members of the Board.

        7.5  By Executive. (a) If a change of control of the Company occurs that
             ------------
is not approved by Executive, Executive may terminate this Agreement and such termination shall be treated as if it were a Discharge under Section 7.4. For purposes hereof, "change of control" shall mean (i) the acquisition by a person or entity other than Executive or a now existing shareholder of the Company (or any affiliate of Executive or such a shareholder of the Company), whether in one or several transactions, by exchange, merger, consolidation, assignment, stock spin-off, stock split-up, or other transaction, of more than thirty-five percent (35%) of the voting stock of the Company, or of the right to vote or to direct the voting of such percentage of voting stock; or (ii) a change in the membership of the Board of Directors of the Company such that a majority of the members are persons who are not Continuing Directors. For purposes of this Agreement, a "Continuing Director" is a person who is a member of the Board of Directors of the Company on the date hereof or a person who is elected as a director of the Company upon the nomination by or approval of a majority of the Continuing Directors in office.

        (b) Prior to the termination of this Agreement, Executive may elect to retire from his position as Vice-Chairman of the Company and forego the Incentive Compensation in Section 3.1 and the expense allowance provided for in
Section 3.2. If Executive so elects to retire, (i) Executive will remain subject to the terms of this Agreement, including his non-recruitment and non-competition obligations, until the third anniversary of the date of this Agreement, at which time his non-recruitment and non-competition obligations hereunder will terminate and (ii) Executive will be permitted to operate or otherwise be employed as a registered representative of the Company for the remainder of the term of this Agreement and be compensated in accordance with the Company's then existing commission rate as such rate may be amended from time to time.


8.      LEGAL EXPENSE REIMBURSEMENTS
        ----------------------------

        8.1  Indemnification Legal Expenses. Without limiting the scope of any
             ------------------------------
indemnification to which Executive is or may be entitled under applicable law or pursuant to the Company's Articles of Incorporation, Bylaws, or contract for indemnification of officers or directors of the Company, the Company shall indemnify and hold Executive harmless from and against the costs and expenses (including attorneys' fees and costs) of Executive's defense with respect to any suit, investigation, or other action or proceeding instituted or threatened against Executive by any person, agency, body, or other entity that is based on, arises out of, or is related to any position that Executive has or had with the Company or any of its subsidiaries or other affiliates or otherwise to the performance by Executive of any duty or responsibility under this Agreement. To the maximum extent permitted by applicable law, the Company agrees to advance to Executive the amount of such costs and expenses as they are incurred by Executive (upon written request by Executive therefor, accompanied by reasonably detailed explanation of the basis for such advance(s)), and Executive agrees, to the extent that such agreement may be required by applicable law to permit such advances, to account to the Company for such advance(s), including to refund to the Company any such amount that it may ultimately be determined (according to applicable law) that Executive is not entitled to receive as indemnification or reimbursement for such costs and expenses as a result of the final disposition of the underlying suit, investigation, or other action or proceeding in respect of which such costs or expenses were incurred. The Company agrees to take such corporate action as may be necessary or advisable, if requested by Executive, to authorize, approve, or effectuate and implement the rights conferred upon Executive in this Section 8.1.

      8.2    Disputes Relating to Agreement. If (a) Dispute (as hereinafter
             ------------------------------
defined) arises, and (b) either a court, governmental agency, or similar body of
                 ---
competent jurisdiction issues a final, nonappealable order, judgment or decree (a "Final Order"), or Executive and the Company reach a definitive settlement of the Dispute (a "Settlement"), that sustains the position in the Dispute taken by Executive prior to the Dispute Date (as hereinafter defined), then the Company
                                                              ----
shall reimburse Executive for his reasonable legal expenses actually incurred from and after the Dispute Date in connection with obtaining the Final Order or Settlement, to the extent such expenses exceeded any award for legal expenses contained in any such Final Order. For purposes hereof, the "Dispute Date" shall be ten (10) business days after the date upon which Executive delivers to the Company, in accordance with Section 9.7, written notice setting forth the particulars of a matter covered by this Agreement about which Executive and the Company disagree (the "Dispute") and stating his intention to seek legal counsel for assistance regarding such matter. Except as expressly set forth above, the Company undertakes no obligation to advance, reimburse, or otherwise pay or assume any expense of Executive incurred in interpreting or enforcing this Agreement.

      8.3    Survival.  The provisions of this Section 8 shall survive any
             --------
termination of Executive's employment or of this Agreement.

9.  MISCELLANEOUS
    -------------

      9.1    Assignment. This Agreement is personal in nature and may not be
             ----------
assigned by either party without the express written consent of the other party; provided, however, that the provisions of this Agreement shall inure to the
--------  -------
benefit of and be binding upon each successor of the Company, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise.

      9.2    Waiver. The waiver by any party to this Agreement of a breach by
             ------
the other party of any of the provisions of this Agreement shall not operate as or be construed as a waiver of any different or subsequent breach.

        9.3  Entire Agreement. This Agreement constitutes and expresses the
             ----------------
entire agreement of the parties with respect to the subject matter hereof.

        9.4  Governing Law. This Agreement shall be governed by, and construed
             -------------
and enforced in accordance with, the laws of the State of Florida (without regard to its rules of conflicts of laws).

        9.5  No Third Party Beneficiaries.  Nothing in this Agreement, whether
             ----------------------------
express or implied, is intended to or shall be construed to confer upon or give any person not a party hereto any rights or remedies hereunder, whether as a third-party beneficiary or otherwise.

        9.6  Severability.  Should any clause or any other portion of this
             ------------
Agreement be determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other clause or portion of this Agreement, all of which shall remain in full force and effect, unless the result of any such invalidity or unenforceability shall be to cause a material failure of consideration to the party seeking to sustain the validity or enforceability of the subject provision.

        9.7  Notices.  All notices and other communications hereunder shall be
             -------
deemed to have been duly given on the date of receipt if delivered personally or three (3) business days after deposit in the United States Mail, if in writing and sent to the Company at its address provided following its signature to this Agreement (Attention: Chief Executive Officer), or to Executive at the address provided following his signature to this Agreement, as the case may be, or to such other address as one party shall have given to the other in accordance with this provision.

        9.8  Effect of Captions and Headings.  The captions and headings
             -------------------------------
contained herein are for convenience only, do not constitute a part of this Agreement, and shall not be used in construing it.

     IN WITNESS WHEREOF, the parties have executed this Agreement, as an instrument under seal, as of the day and year first written above.

[SEAL]                                          "Company"

Attest:                               JW GENESIS FINANCIAL CORP.

                                      By:
-----------------------------------         ---------------------------------
Secretary or Assistant Secretary

                                      Address:   980 North Federal Highway
                                                 Suite 210
                                                 Boca Raton, Florida 33432



                                                "Executive"

                                                                 (SEAL)
                                       --------------------------
                                       WILL K. WEINSTEIN
                                       Address:
                                                 ----------------------

                                                 ----------------------

                                                 ----------------------

                                   Exhibit A

The incentive compensation payable to Executive by the Company under Section 3.1 of the Agreement will be calculated as follows:

I.    Monthly Payments. The incentive compensation will be payable to Executive
      ----------------
      on a monthly basis, within 15 days of the end of each month with respect to incentive compensation earned by Executive prior to termination of the Agreement.

II.   Retail Accounts. The Company will pay to Executive 35% of the commissions
      ---------------
      received by the Company or any subsidiary or affiliate on or with respect to any retail accounts covered by Executive. Such amounts will be paid to Executive whether the commissions are received prior to or on or after the end of the term of the Agreement; provided, however, Executive shall not
                                        --------  -------
      be entitled to any incentive compensation with respect to commissions paid on any retail account which relate to periods of time after the earlier of
      (i) Executive has stopped covering such retail account and (ii) the term of this Agreement.

III.  Institutional Accounts. The Company will pay to Executive 20% of the
      ----------------------
      commissions received by the Company or any subsidiary or affiliate on or with respect to any institutional accounts covered by Executive. Such amounts will be paid to Executive whether the commissions are received prior to or on or after the end of the term of the Agreement; provided,
                                                                    --------
      however, Executive shall not be entitled to any incentive compensation
      -------
      with respect to commissions paid on any institutional account which relate to periods of time after the earlier of (i) Executive has stopped covering such institutional account and (ii) the term of this Agreement.

IV.   Investment Banking Activities. The Company will pay to Executive a portion
      -----------------------------
      of the commission or fees received by the Company or any subsidiary or affiliate from any investment banking activities or transactions with respect to which either:

      A. Executive has made the introduction which led to the investment banking activity or transaction being undertaken by the Company or any subsidiary or affiliate; or

      B. Executive is directly or indirectly responsible for the investment banking activity or transaction being undertaken by the Company or any subsidiary or affiliate.

      The portion of any such commission or fee to be paid by the Company to Executive shall be not less than 7.5% nor more than 15% of the aggregate commission or fee. The actual percentage payable to Executive with respect to any particular investment banking activity or transaction will be negotiated and agreed to by Executive and Company in good faith.

      Such amounts will be paid to Executive only on transactions which are in process prior to the end of the term of the Agreement. A transaction shall be deemed to be in process once an introduction by the Executive to the Company has been made and there have been substantive discussions regarding the transaction (or a variant of the transaction), whether or not there is a signed letter of intent. Follow-on investment banking activities or transactions (which are not in process prior to the end of the term of the Agreement) and which commence after the term will not be subject to any payment to Executive.

      Such amounts will be paid to Executive within 15 days after receipt by the Company whether or not the commissions or fees are received prior to or on or after the end of the term of the Agreement.

V.    Non-Cash Consideration. If any commissions or fees which would give rise
      ----------------------
      to incentive compensation under this Exhibit A are received by the Company or any subsidiary or affiliate in a form other than cash or cash equivalents (e.g., in the form of stock, debentures, notes, etc.), then the incentive compensation payable to Executive under this Exhibit A with respect to such non-cash commissions or fees will consist of an in-kind distribution of the appropriate percentage of the non-cash consideration received by the Company or any subsidiary or affiliate.

                                   Exhibit B

The Company or its subsidiary is the owner of the following two (2) term life insurance policies (the "Policies") upon the life of Executive in the total face amount ("Total Face Amount") of $3,500,000:

   a) Policy No. 79 660 607 with The Prudential, contract date November 1, 1990 in the face amount of $1,000,000 for a term of twenty years and

   b) Policy No. 79 660 570 with The Prudential, contract date November 1, 1990 in the face amount of $2,500,000 for a term of twenty years.

When and as provided below, the Company shall transfer and assign to Executive ownership of, and the right to designate the beneficiary on, part or all (the "Transferred Amount") of the Total Face Amount of the Policies.

I.      Periodic Transfers and Assignments. On each of the annual anniversaries
        ----------------------------------
        of the commencement of the Term on which Executive remains employed by the Company, the Company shall transfer and assign to Executive the indicated Transferred Amount of the Total Face Amount of the Policies:


                               Increments of the Total Face Amount that shall
      Date                           have been transferred to Executive
      ----                           ----------------------------------

First Anniversary (_______, 1999)                   20%
Second Anniversary (_______, 2000)                  20%
Third Anniversary (_______, 2001)                   20%
--------------------------------------------------------
Total Transferred Amount                            60%

II.     Expiration of the Agreement. If Executive is employed by the Company on
        ---------------------------
        December 31, 2001, and this Agreement is then in effect (notwithstanding any continuing survival of Section 8 or any provisions of this Exhibit
        B), the Company shall transfer and assign to Executive the entire remaining portion of the Total Face Amount (so that 100% of the Total Face Amount will have been transferred and assigned to Executive); provided, however, in no event shall the Company be required to transfer
        --------  -------
        and assign to Executive any Transferred Back Amount (as such term is defined below in Section IV).

III.    Payment of Premiums. Executive shall pay, and shall be solely
        -------------------
        responsible for the payment of, the pro-rated portion of any premium allocable to any Transferred Amount of the Policies and the Company shall pay the remainder of any such premiums for the Policies.

IV.     Failure to Pay.
        --------------

        A. If at any time prior to November 1, 2010, Executive fails, voluntarily or involuntarily, to pay the portion of any premium for the Policies which he is to pay under Section III, above, then the Company shall have the option of paying such portion of the premium and maintaining the Policies in good standing. The provisions of this Section IV(a) shall not come into effect if Executive's failure to pay any premium is due to any waiver of premiums by the issuing insurance company with respect to either or both of the Policies, whether by reason of disability or otherwise.

        B. If, as provided above, the Company elects to pay any portion of the premium otherwise payable by Executive, Executive hereby agrees, upon written notice from the Company, to transfer and assign back to the Company (and shall be deemed hereby to have done so) the portion of the Transferred Amount with respect to which the Company has paid the premium in place of Executive (the "Transferred Back Amount").

     C. Notwithstanding anything to the contrary contained elsewhere in this Exhibit B, the Company shall not be required to transfer and assign to Executive, and Executive shall not be entitled to receive from the Company, any portion of any Transferred Back Amount.

     D. The occurrence of the circumstances described above in this Section IV shall not excuse the Company from the duty to transfer and assign to Executive any Transferred Amounts (other than Transferred Back Amounts) which subsequently are to be transferred and assigned to Executive as provided in this Exhibit B and Executive shall continue to be entitled to the transfer to him of other portions of the Total Face Amount as provided above, subject in each case to the above provisions concerning Executive's possible failure to pay the premiums that become due on such subsequent Transferred Amounts.

V.   Executive's Right to Decline. Executive shall have the right to decline to
     ----------------------------
     receive the assignment and transfer of any Transferred Amount (or portion thereof) by giving written notice thereof to the Company at or prior to the date on which the Company is to transfer and assign such Transferred Amount to Executive. The exercise by Executive of his right to decline as provided above shall not excuse the Company from its duties to make subsequent transfers and assignments to Executive as provided in this Exhibit B.

VI.  Survival. The provisions of this Exhibit B shall survive any termination of
     --------
     the Agreement, including the expiration of the Agreement in accordance with its terms.